EXHIBIT 8.1



                              FORM OF TAX OPINION

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                              NEW YORK 10036-6522
                                  --------

                              TEL: (212) 735-3000
                              FAX: (212) 735-2000






                                        [To be dated the effective date]




To the Addressees Indicated
on Schedule A hereto

                        Re: Claymore MACROshares Oil Down Holding Trust Claymore MACROshares Oil Down Tradeable Trust
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Ladies and Gentlemen:

                  We have acted as tax counsel to (i) MACRO Securities Depositor, LLC, a Delaware limited liability company (the "Depositor"), (ii) the Claymore MACROshares Oil Down Holding Trust, a New York common law trust (the "Down-MACRO Holding Trust") and (iii) the Claymore MACROshares Oil Down Tradeable Trust, a New York common law trust (the "Down-MACRO Tradeable Trust" and, together with the Down-MACRO Holding Trust, the "MACRO Trusts" and, collectively, with the Depositor, the "MACRO Entities") in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-135120), as amended (the "Registration Statement"), including the prospectus included in Part I of the Registration Statement relating to the Shares (as defined herein) (the "Prospectus"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed registration under the Securities Act of (i) shares with a stated par amount as set forth in the Prospectus, representing a fractional undivided beneficial interest in and ownership of the Down-MACRO Holding Trust (the "Down-MACRO Holding Shares") and (ii) shares with a stated par amount as set forth in the Prospectus, representing a fractional undivided beneficial interest in and ownership of the Down-MACRO Tradeable Trust

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on Schedule A hereto
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(the "Down-MACRO Tradeable Shares" and together with the Down-MACRO Holding
Shares, the "Shares").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of

         (i) the Certificate of Formation of the Depositor, dated April 28, 2004 and the Operating Agreement of the Depositor, dated April 28, 2004;

        (ii) the Registration Statement on Form S-1 to the Registration Statement as filed with the Commission on June 19, 2006 under the Securities Act;

       (iii) Amendment No. 1 on Form S-1 to Registration Statement as filed with the Commission on August [ ], 2006;

        (iv) the form of Claymore MACROshares Oil Down Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement"), proposed to be entered into by and among the Depositor, Claymore Securities, Inc., as the administrative agent (the
              "Administrative Agent") and as the marketing agent (the "Marketing Agent"), and Investors Bank & Trust Company, as the trustee (the "Trustee");

         (v) the form of Claymore MACROshares Oil Down Tradeable Trust Agreement (the "Down-MACRO Tradeable Trust Agreement" and together with the Down-MACRO Holding Trust Agreement, the "Trust Agreements"), proposed to be entered into by and among the Depositor, the Administrative Agent, the Marketing Agent and the Trustee;

        (vi) the form of Participants Agreement (the "Participants Agreement"), proposed to be entered into by and among the Depositor, the Trustee, the Administrative Agent and the Authorized Participants party thereto as may be listed on
              Schedule I thereto from time to time (such entities, the "Authorized Participants");

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       (vii)  the form of global certificate representing ownership of the
              Down-MACRO Holding Shares to be issued under the Down-MACRO Holding Trust Agreement; and

      (viii) the form of global certificate representing ownership of the Down-MACRO Tradeable Shares to be issued under the Down-MACRO Tradeable Trust Agreement.

         The documents identified in paragraphs (i) through (viii) are collectively referred to as "Transaction Documents. Capitalized terms used but not otherwise defined in this opinion have the meaning specified, either directly or by reference, in the Transaction Documents.

         You have asked us (i) whether, for U.S. federal income tax purposes, the Down-MACRO Tradeable Trust will be classified as an association subject to tax as a corporation and (ii) whether, for U.S. federal income tax purposes, the Down-MACRO Holding Trust will be treated as a partnership and not as an association or publicly traded partnership (within the meaning of Section
7704)(1) subject to tax as a corporation. In rendering our opinion, we have examined and relied upon the Transaction Documents and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed that the parties to such documents will comply with the terms thereof, that such documents are not amended and that such documents are enforceable in accordance with their respective terms.

         In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals of such copies. We did not independently establish or verify any facts upon which this opinion letter depends, and we have relied upon the statements,

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(1)  Unless otherwise indicated, all "Section: references hereinafter are to the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder.

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representations, and certifications of officers and other representatives of the MACRO Entities.

         In rendering our opinion, we have also considered and relied upon the Code, administrative rulings, judicial decisions, Treasury Regulations, and such other authorities as we have deemed appropriate. The statutory provisions, Treasury Regulations, interpretations, and other authorities upon which our opinion is based are subject to change, potentially retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service (the "Service") or, if challenged, a court. Moreover, a change in the authorities or the accuracy or completeness of any information, document, certificate, records, statement, representation, covenant or assumption upon which this opinion is based could affect our conclusions.


I. U.S. Federal Income Tax Characterization of the Down-MACRO Tradeable Trust.

         The Down-MACRO Tradeable Trust is a trust formed under the laws of the State of New York pursuant to the Down-MACRO Tradeable Trust Agreement. It is possible that the Down-MACRO Tradeable Trust could be treated as a trust for U.S. federal income tax purposes, and if that were the case, it would be treated as a "grantor trust" within the meaning of Subchapter E of Part 1 of Subchapter J of the Code.

         Whether the Down-MACRO Tradeable Trust is treated as a trust for U.S. federal income tax purposes depends on whether it is "simply an arrangement to protect or conserve [the Down-MACRO Tradeable Trust assets] for its beneficiaries" as provided under Treas. Reg. ss. 301.7701-4(b). Under Treas. Reg. ss. 301.7701-4(c)(1), an investment trust with a single class of ownership interests, representing undivided beneficial interests in the assets of the trust, will be classified as a trust if there is no power under the trust agreement to vary the investment of the certificate holders. Under
Section 3.3 of the Down-MACRO Tradeable Trust Agreement, the Down-MACRO Tradeable Trust generally is not permitted to "borrow money, issue debt or reinvest proceeds derived from investments, or pledge any of its assets." The exclusive purpose of and functions of the Down-MACRO Tradeable Trust are set forth under Section 3.3(b) of the Down-MACRO Tradeable Trust Agreement and generally the Down-MACRO Tradeable Trust's

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activities are limited to issuing and selling Down-MACRO Tradeable Shares, using proceeds received from the issuance and sale of such shares to purchase Down-MACRO Holding Shares, distributing to the holders of Down-MACRO Tradeable shares all amounts received from the Down-MACRO Holding Trust, and exchanging Down-MACRO Tradeable Shares for Down-MACRO Holding Shares.

         Alternatively, if the Down-MACRO Tradeable Trust were determined not to be a trust for U.S. federal income tax purposes because it is not "simply an arrangement to protect or conserve [the Down-MACRO Tradeable Trust assets] for its beneficiaries," as provided under Treas. Reg. ss. 301.7701-4(b) and Treas. Reg. ss. 301.7701-4(c), then its treatment for U.S. federal income tax purposes would be determined in a manner identical to that of the Down-MACRO Holding Trust as set forth below in Section II.

         Accordingly, whether the Down-MACRO Tradeable Trust is properly treated as a grantor trust or as a partnership, it will not be classified as an association taxable as a corporation for U.S. federal income tax purposes.

II. U.S. Federal Income Tax Characterization of the Down-MACRO Holding Trust.

         The Down-MACRO Holding Trust is a trust formed under the laws of the State of New York pursuant to the Down-MACRO Holding Trust Agreement. Domestic "Eligible entities" (i.e., entities not explicitly classified as a corporation under Treas. Reg. ss. 301.7701-2(b)) with at least two members are, by default, treated as partnerships for U.S. federal income taxation purposes, and if they have only a single member, are treated as disregarded entities. Treas. Reg. ss. 301.7701-3(b). Therefore, because trusts formed under the laws of the State of New York are not included in the list of entities treated as per se corporations under Treas. Reg. ss. 301.7701-2(b) and the Down-MACRO Holding Trust has multiple owners, it will be treated as a partnership for U.S. federal income tax purposes under Treas. Reg. ss. 301.7701-3(b), as it is not a trust for U.S. federal income tax purposes.(2)

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(2)      The Down-MACRO Holding Trust will not be treated as a trust for U.S.
         federal income tax purposes because it fails the requirements of Treas. Reg. ss. 301.7701-4(c) as to "investment trusts". In particular, the Down-MACRO Holding Trust has the power to reinvest the proceeds realized upon the maturity or sale of its assets.

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         Accordingly, as a partnership, the Down-MACRO Holding Trust would not be subject to tax as a corporation unless it were so treated under Section 7704. Section 7704 provides that, subject to certain exceptions, a partnership the interests in which are (i) traded on an established securities market or
(ii) readily tradable on a secondary market (or the substantial equivalent thereof) will be treated as a corporation for U.S. federal income tax purposes. Section 7704(c), however, excepts certain publicly traded partnerships ("PTPs") from treatment as a corporation for tax purposes if a sufficient portion of their gross income is essentially passive income. Specifically, Section 7704(c) provides that a PTP shall not be treated as a corporation for tax purposes if 90 percent or more of its gross income consists of "qualifying income."

         The Down-MACRO Holding Trust's only sources of income will be interest paid with regard to the Treasuries, and gain, if any, resulting from the disposition of the Treasuries and the gains resulting from the Earnings Distribution Agreement and the Settlement Contracts. In general, under Section 7704(d)(1)(G), income and gains in respect of commodities and, under Section 7704(d)(1)(A), interest constitute qualifying income. Each of Section 7704(d)(1)(G) and Section 7704(d)(1)(A), however, require that certain conditions be satisfied. These are discussed below.

         Under Section 7704(d)(1)(G), income and gains from commodities or futures, forwards, and options with respect to commodities constitute "qualifying income" for purposes of Section 7704(c) only in the case of a partnership, the principal activity of which is the buying and selling of commodities. Although there is no authority directly construing the meaning of "buying and selling of commodities or options, futures, and forwards with respect to commodities", in our view, the Down-MACRO Holding Trust's income arising from the Settlement Contracts will, subject to the discussion below, be treated as income from entering into and terminating commodity forward contracts and will fall within the scope of Section 7704(d)(1)(G).(3)

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(3)      Given that the Down-MACRO Holding Trust's only activities will be entering into (and terminating) the Settlement Contracts and the Earnings Distribution Agreements, both of which are contracts in respect of commodities, and buying, and collecting income in respect of the Treasuries - and that the Treasuries represent, in essence, nothing more than collateral to support the potential obligations arising under the Settlement Contracts and the Earnings Distribution Agreements, there should be little doubt that the Down-MACRO Holding Trust's principal activity is the buying and selling of commodities.

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         The term "commodities" is undefined in the Code and there are no regulations explaining its meaning for purposes of Section 7704(d)(1)(G). For example, in the regulations pertaining to Section 864(b) of the Code, the regulations merely state that the term commodity "does not include goods or merchandise in the ordinary channels of commerce."(4) The Service did, however, clarify in Revenue Ruling 73-158, that "'commodities' is used in section 864(b)(2)(B) of the Code in its ordinary financial sense and includes all products that are traded in and listed on commodity exchanges located in the United States...[and] includes the actual commodity and commodity futures contracts."(5) Rev. Rul. 73-158, which concerned the trading of raw sugar, was issued at a time when, in general, the only items that were considered commodities for regulatory purposes were tangible products like wheat, cotton, rice and livestock. In 1974, however, Congress enacted the Commodity Futures Trading Commission Act of 1974 (the "CFTC Act"), which substantially broadened the definition of "commodity" to include " . . . all other goods and articles,
.. . ., and all other services, rights, and interest in which contracts for future delivery are presently or in the future dealt in . . .." See Internal
Revenue Service Priv. Let. Rul. ("PLR") 8540033 (July 3, 1985) (describing the change to the law governing the regulation of commodities).(6) The legislative history of the CFTC Act

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(4)      Section 1.864-2(d)(3).

(5)      Rev. Rul. 73-158, 1973-1 C.B. 337 (emphasis added).

(6) PLRs are addressed to the taxpayer upon whose behalf the letter was requested and may not be cited as precedent. Section 6110(k)(3). Where, however, the reasoning of a PLR is persuasive and where there are no rulings or cases that have adopted a contrary position, the PLR may be a useful indication of how the Service viewed a given issue at the time the PLR was issued.

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confirms that the intent of Congress was to cover futures markets involving non-traditional goods and services. Id. (quoting S. Rep. No. 1131, 93d Cong., 2d Sess. 19 and H.R. Rep. No. 975, 93d Cong., 2d Sess. 29 (1974)).

         There is no authority in the Code or the regulations explaining the meaning of forwards with respect to commodities for purposes of Section 7704(d)(1)(G). In the context of Section 864(b) of the Code, the issue was addressed by the Service in PLR 8813012 (December 23, 1987). PLR 8813012 addressed the question of whether a forward contract in crude oil would qualify as a commodity for purposes of Section 864(b) and whether such a forward contract was "of a kind" traded on an exchange for purposes of Section 864(b)(2)(B). Noting, "[w]hile forward contracts are not themselves traded on a commodity exchange, forward contracts in crude oil serve essentially the same financial purpose as the futures in crude oil that are traded on a [commodity exchange]", the Service concluded that a forward contract in crude oil was a commodity for purposes of Section 864(b). In addition, the fact the Settlement Contract is a cash-settled contract, should not alter its status as a commodity or a forward on a commodity. See PLR 8540033 (Jul. 3, 1985) ("The fact that trading in cash settlement futures contracts is regulated by the CFTC rather than the Securities and Exchange Commission is evidence that a cash settlement contract should be considered a commodity in the ordinary financial sense.") Accordingly, although there is no authority directly on point, we believe that the Settlement Contracts will constitute commodities or forwards with respect to commodities for purposes of Section 7704(d)(1)(G).

         There is no binding authority addressing whether entering into and terminating commodity forward contracts constitutes buying and selling of commodities, but courts have addressed the issue in the context of futures contracts.(7) In Comm'r v.

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(7)      Futures and forwards are dissimilar in three respects: 1) futures contracts are traded on a formal exchange whereas forward contracts are not; 2) in general, actual physical delivery is not expected in a futures contract but is expected in a forward contract; and 3) typically, futures are in respect of standardized assets whereas forwards may be in respect of nonstandardized assets. None of these differences should have any bearing on whether entering into or terminating contracts should be considered buying and selling of those contracts.

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Covington,(8) the taxpayer sought to treat amounts paid to settle commodities futures as neither the sale of a commodity contract or the underlying commodity but as cash amounts paid that should be treated as ordinary losses. In rejecting the taxpayer's argument and treating the losses as capital, the court held "implicit in the transactions [entering contracts and extinguishing them with monetary settlement] is the agreement and understanding that actual purchases and sales, and not mere wagering transactions, are being carried on."(9) In addition, treating the Down-MACRO Holding Trust's entering and terminating of commodity forward contracts as "buying and selling" for purposes of Section 7704(c) is consistent with the stated purpose of the provision.(10) Moreover, Section 1234A provides that gain from the cancellation, lapse or expiration or termination of a right or obligation which is a capital asset will be treated as gain or loss from the sale of a capital asset; accordingly, the termination of the commodity forward contracts may be considered a sale for purposes of Section 7704(c). Therefore, although there is no direct authority, in our view, the Down-MACRO Holding Trust's income from entering and terminating forward contracts will constitute "qualifying income" for purposes of Section 7704(c).

                  Under Section 7704(d)(1)(A) interest constitutes "qualifying income" for purposes of Section 7704(c) unless, under Section 7704(d)(2) the interest is derived in the conduct of a "financial or insurance business." In our view, because the Trustee cannot manage the assets of the Down-MACRO Holding Trust in any ordinary sense, and in

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(8)      120 F.2d 768 (5th Cir. 1941).

(9)      Id. at 770.

(10)     See H.R. REP. NO. 100-391, pt. 2 at 18 (1987). "The purpose of distinguishing between passive-type income and other income is to distinguish those partnership that are engaged in activities commonly considered as essentially no more than investments, and those activities more typically conducted in corporate form that are in the nature of business activities." Given that Section 7704 itself refers to forwards, it would be anomalous indeed if a standard method of triggering income recognition under a forward (i.e., cash settlement) were excluded from the category of qualifying income.

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particular, cannot sell the Treasuries or other assets (except in the event of a Redemption or upon the termination of a Settlement Contract) and cannot acquire additional assets (except in the event of a Subsequent Paired Issuance or an Down-MACRO Subsequent Issuance), the Down-MACRO Holding Trust would not be found to be carrying on a financial business. However, the Service has not provided guidance as to what constitutes a financial or insurance business, and accordingly our conclusion is based on our interpretation of the statutory language of Section 7704 and not on authorities construing the statute. Accordingly, we believe that because the Down-MACRO Holding Trust would not be found to be engaged in a financial business and the interest received on the Treasuries will constitute "qualifying income."

         We note that under Section 7704(c)(3), the general "qualifying income" exception of Section 7704(c) does not apply to any partnership if such a partnership "would be described in Section 851(a) if such partnership were a domestic corporation." A domestic corporation is described under 851(a) if it
(i) is registered under the Investment Company Act of 1940, or has an election under such Act to be treated as a business development company or (ii) is a common trust fund or similar fund excluded by section 3(c)(3) of the Investment Company Act of 1940 from the definition of "investment company". The Down-MACRO Holding Trust will not be registered under the Investment Company Act of 1940, has no election to be treated as a business development company under such Act and is not a common trust fund excluded by section 3(c)(3) of such Act. Accordingly, the Down-MACRO Holding Trust will be eligible for the exception provided in Section 7704(c).

         As a result, based on and subject to the foregoing, although there is no authority directly addressing the issue, the Down-MACRO Holding Trust will, in our opinion, qualify for the Section 7704(c) exception and, in our opinion, will, therefore, not be classified as an association or a publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

                               *   *   *

         Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the transaction described herein and is not to be relied upon for any other purpose or by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under

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To the Addresses Indicated
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no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP




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                                  Schedule A